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                       TRANSACT TECHNOLOGIES INCORPORATED
                                 EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

       TransAct Technologies Incorporated (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

       DOES HEREBY CERTIFY:

       FIRST: That at the January 23, 1997 meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment (the "Amendment") of the Certificate of Incorporation of said corporation, declaring said Amendment to be advisable and directing that such Amendment be considered at the annual meeting of the stockholders of the Company. The resolution setting forth the proposed Amendment is as follows:

       VOTED: That, subject to approval by the stockholders at the 1997 annual meeting, the Certificate of Incorporation of the Company shall be amended by adding a new Article 14, as follows:

       14. Stockholders may take action only by a vote taken at a meeting held pursuant to prior notice and may not act by written consent in lieu of a meeting.

       SECOND: That on May 1, 1997, at the annual meeting of the stockholders of the Company, duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of the outstanding shares voted in favor of the Amendment as required by statute.

       THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, said the Company has caused this certificate to be signed by Bart C. Shuldman, its President, and Richard L. Cote, its Secretary, this 16th day of May, 1997.


                                          BY:      /s/  Bart C. Shuldman
                                                   ---------------------------
                                                   Bart C. Shuldman, President


                                          ATTEST:  /s/  Richard L. Cote
                                                   ---------------------------
                                                   Richard L. Cote, Secretary